UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2008

STONEMOR PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50910	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Veterans Highway, Suite B

Levittown, Pennsylvania

19056

(Address of principal executive offices/Zip Code)

(215) 826-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 9, 2008, the Special Committee of the Board of Directors of StoneMor GP LLC (“StoneMor GP”), a Delaware limited liability company and general partner of StoneMor Partners L.P., a Delaware limited partnership (“StoneMor”), approved the Second Amended and Restated Agreement of Limited Partnership of StoneMor dated as of September 9, 2008 (“Restated Partnership Agreement”), which amends and restates the First Amended and Restated Agreement of Limited Partnership of StoneMor dated as of September 20, 2004 (the “Initial Partnership Agreement”), as amended by that certain Amendment No. 1 dated as of February 27, 2007 and by that certain Amendment No. 2 dated as of November 13, 2007.

The following is a summary of certain amendments made to the Initial Partnership Agreement. In addition to the amendments described below, the Restated Partnership Agreement includes certain non-material amendments and conforming changes. This summary is not intended to be complete and is qualified in its entirety by reference to the Restated Partnership Agreement, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. All capitalized terms used in this summary, but not otherwise defined herein, shall have the respective meanings ascribed to them in the Restated Partnership Agreement.

Interim Capital Transaction Basket

Pursuant to the Restated Partnership Agreement, the definition of “Interim Capital Transaction” in Section 1.1 of the Initial Partnership Agreement was revised to provide a quarterly adjustment, to the $1.0 million basket of proceeds from sales or other dispositions of excess cemetery property that will be treated as Operating Surplus. The definition of “Interim Capital Transactions” in the Initial Partnership Agreement provided that up to $1.0 million of proceeds in any four-Quarter period from sales or other dispositions of excess cemetery property would generate Operating Surplus, rather than Capital Surplus. The Initial Partnership Agreement provided that the $1.0 million basket could be increased by StoneMor GP, with the concurrence of the Conflicts Committee, if the size of the Partnership’s operations increased as a result of acquisitions or other expansions. The Restated Partnership Agreement provides that the $1.0 million basket will be automatically adjusted quarterly, beginning with the quarter ending September 30, 2008, based upon the number of properties owned or managed by StoneMor as of the last day of each quarter.

Other Changes

The Restated Partnership Agreement additionally amends the Initial Partnership Agreement to conform certain provisions contained therein to the description of such agreement in StoneMor’s registration statement (SEC File No. 333-114354) related to its initial public offering of common units in September 2004 and, accordingly, to effect the intent expressed in such registration statement. The revisions reflected in the Restated Partnership Agreement are contained in modifications to Section 6.4 (Distributions of Available Cash from Operating Surplus) and Section 6.5 (Distributions of Available Cash from Capital Surplus). In addition, the Restated Partnership Agreement amends the Initial Partnership Agreement to conform the provisions relating to dissolution to the currently operative provisions of the Delaware Revised Uniform Limited Partnership Act and to provide an express right of Indemnitees to rely on the indemnification provisions of the Restated Partnership Agreement as third-party beneficiaries.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P., dated as of September 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 15, 2008	STONEMOR PARTNERS L.P.

	By:	StoneMor GP LLC, its general partner

	By:	/s/ William R. Shane
	Name:	William R. Shane
	Title:	Executive Vice President and Chief Financial Officer

Exhibit No.	Description
3.1	Second Amended and Restated Agreement of Limited Partnership of StoneMor Partners L.P., dated as of September 9, 2008

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